UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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Piedmont Lithium Inc.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRESS RELEASE | July 25, 2025 | NASDAQ:PLL | ASX:PLL

NOTICE TO HOLDERS OF PIEDMONT LITHIUM– CLOSING TIMETABLE FOR THE PROPOSED MERGER WITH SAYONA MINING

BELMONT, North Carolina, July 25, 2025 - Piedmont Lithium Inc. (“Piedmont” or the “Company”) (NASDAQ: PLL; ASX: PLL), a leading North American supplier of lithium products critical to the U.S. electric vehicle supply chain, refers you to the merger of Piedmont with Sayona Mining Limited (“Sayona”) (ASX: SYA), announced on November 19, 2024, pursuant to which a wholly owned subsidiary of Sayona ("Merger Sub") will merge with and into Piedmont, with Piedmont surviving as a wholly owned subsidiary of Sayona (the “Merger”).

Pursuant to the terms of the Merger, holders of Piedmont Lithium common stock will be entitled to receive American depositary shares equivalent to 527 fully paid ordinary shares in Sayona for each share of common stock held, and holders of Piedmont Lithium CHESS Depositary Interests ("Piedmont CDIs") will be entitled to receive 5.27 fully paid ordinary shares in Sayona for every one Piedmont CDI held as of the CDI Record Date (the "Merger Consideration").

In connection with completion of the Merger (the “Closing”), Piedmont's common stock will be delisted from Nasdaq and the Piedmont CDIs will be delisted from the Australian Securities Exchange (“ASX”). Piedmont would like to provide shareholders and holders of Piedmont CDIs with further information on the proposed Closing.

Proposed Timetable

Event	Date (Eastern Daylight Time)	Date (Australian Eastern Standard Time)
Latest time and date for receipt of Piedmont CDI voting instruction forms	5:00 p.m., 24 July 2025	7:00 a.m., 25 July 2025
Sayona Shareholder Meeting	8:30 p.m., 30 July 2025	10:30 a.m., 31 July 2025
Latest time and date for receipt of common stock voting	11:00 a.m., 31 July 2025	1:00 a.m., 1 August 2025
Piedmont Stockholder Meeting	11:00 a.m., 31 July 2025	1:00 a.m., 1 August 2025
Last day to convert securities between the Piedmont CDI and Piedmont share registers	31 July 2025	31 July 2025
Suspension of Piedmont CDIs from trading on the ASX from close of trading	31 July 2025	31 July 2025
CDI Record Date	5:00 a.m., 4 August 2025	7:00 pm, 4 August 2025
Cancellation of Piedmont CDIs	5 August 2025	5 August 2025
Effective Time of the Merger	4:00 p.m., 11 August 2025	6:00 a.m., 12 August 2025
Last day Piedmont shares are traded on Nasdaq	11 August 2025	12 August 2025
Issue of Sayona ADSs	11 August 2025	12 August 2025
Issue of Merger Consideration	12 August 2025	12 August 2025
Trading of Sayona ADSs opens on Nasdaq	12 August 2025	13 August 2025
Delisting of Piedmont CDIs from the ASX	13 August 2025	13 August 2025
Commencement of normal settlement trading of new Sayona shares issued under the Merger	13 August 2025	13 August 2025
Dispatch of holding statements/advices	14 August 2025	14 August 2025
First day of settlement for new Sayona shares issued under the Merger	15 August 2025	15 August 2025

The above timetable assumes that Piedmont stockholders approve the Merger and all other conditions precedent to the Merger are satisfied or waived (if capable of being waived).

Holders are directed to the definitive proxy statement in relation to the Merger filed with the SEC on June 20, 2025 and released to ASX on June 25, 2025 for further information on how shareholders and holders of Piedmont CDIs will be issued their Merger Consideration.

This announcement has been authorised for release by the Company's Secretary, Mr Bruce Czachor.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of or as described in securities legislation in the United States and Australia, including statements regarding the proposed merger, benefits of the proposed merger and the consideration payable in connection therewith, the expected timing of the closing of the proposed merger; the ability of the parties to complete the proposed merger considering the various closing conditions; the sufficiency of the combined company’s capital resources; the combined company’s cash runway; and any assumptions underlying any of the foregoing, are forward-looking statements. Such forward-looking statements involve substantial and known and unknown risks, uncertainties, and other risk factors, many of which are beyond our control, and which may cause actual timing of events, results, performance, or achievements and other factors to be materially different from the future timing of events, results, performance, or achievements expressed or implied by the forward-looking statements.

The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but are not limited to, the following factors: the risk that the conditions to the closing of the merger are not satisfied, including the risk that required approvals of the merger from Piedmont stockholders or from Australian regulators (including from the Australian court hearing) are not obtained; litigation relating to the merger; uncertainties as to the timing of the consummation of the merger and the ability of Piedmont to consummate the merger; risks that the proposed merger; disrupts the current plans or operations of Piedmont; the ability of Piedmont to retain and hire key personnel; competitive responses to the proposed merger; unexpected costs, charges or expenses resulting from the merger; potential adverse reactions or changes to relationships with customers, suppliers, distributors and other business partners resulting from the announcement or completion of the merger; Piedmont’s ability to achieve the synergies expected from the merger, as well as delays, challenges and expenses associated with integrating the existing businesses; the impact of overall industry and general economic conditions, including inflation, interest rates and related monetary policy by governments in response to inflation; ability of Piedmont to commercially extract mineral deposits; risks and hazards inherent in the mining business (including risks inherent in exploring, developing, constructing and operating mining projects, environmental hazards, industrial accidents, weather or geologically related conditions); uncertainty about Piedmont’s ability to obtain required capital to execute its business plan; changes in the market prices of lithium and lithium products; changes in technology or the development of substitute products; geopolitical events, and regulatory, economic and other risks associated therewith, as well as broader macroeconomic conditions. Other factors that might cause such a difference include those discussed in Piedmont’s filings with the Securities and Exchange Commission (the “SEC”), which include its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in the proxy statement filed in connection with the proposed merger. For more information, see the section entitled “Risk Factors” and the forward-looking statements disclosure contained in Piedmont’s Annual Reports on Form 10-K and in other filings. The forward-looking statements included in this communication are made only as of the date hereof and, except as required by the ASX Listing Rules, federal securities laws and rules and regulations of the SEC, Piedmont undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the proposed merger, Piedmont has filed with the SEC and has mailed or otherwise provided its stockholders with a proxy statement regarding the proposed merger. BEFORE MAKING ANY VOTING DECISION, PIEDMONT’S STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE PROPOSED MERGER. Investors and stockholders will be able to obtain free copies of these documents, and other documents containing important information about Piedmont and the proposed merger through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Piedmont will be available free of charge on our website at www.piedmontlithium.com or by contacting our Investor Relations Department by email at info@piedmontlithium.com or by phone at +1 (704) 461-8000.

Participants in the Solicitation

Piedmont and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information about the directors and executive officers of the company is set forth in the company’s proxy statement for its 2024 annual meeting of stockholders, which was filed with the SEC on April 28, 2023, and the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on February 26, 2025. You can obtain a free copy of these documents from the company using the contact information above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the proxy statement and other relevant materials filed with the SEC regarding the proposed merger. Investors should read the proxy statement carefully before making any voting decisions. You may obtain free copies of these documents from the company using the contact information indicated above.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed merger or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. The proposed merger will be implemented solely pursuant to the terms and conditions of the merger agreement, as amended, which contain the full terms and conditions of the proposed merger.

For further information, contact:

Piedmont Lithium

John Koslow
Investor Relations
T: +1 980 701 9928
E: jkoslow@piedmontlithium.com

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